VANTAGE

Updated June 2nd 2020



Rig
2019
2020
2021
2022
Q1
Q2
Q3
Q4
Jackups
Emerald Driller
Total Qatar
1
Option
Sapphire Driller
ENI Congo
2
Aquamarine Driller
CPOC - JDA Thailand/Malaysia
3
Topaz Driller
TOTAL - Gabon
Eni Gabon
Vaalco Gabon
4
NewAge Congo 5
TBA - 6
Soehanah (Pearl Driller)
APEXINDO - Indonesia
Ophir/MEDCO Indonesia
Drillships
Platinum Explorer
ONGC INDIA
Titanium Explorer
Tungsten Explorer
SPS/MPO
DanaGas Egypt
Petrobel Egypt
Total Lebanon
Total Leb 6
Med - 6
Med - 6
Construction Management
H3620
SONANGOL - Korea
H3621
SONANGOL - Korea
Preservation Management Services
H3620/H3621
DSME - Korea
West Cobalt
WCI - Korea - 7
Contracted
Option Contract
LOA/LOI subject to conditions
Contract prep/ Mob/Demob
Warm Stacked
On Standby (on contract)
Force Majeure (FM) Rate

Notes

1. We have agreed with the client to standby, at a reduced rate for a period of three months.
2. Client terminated contract - effective 30th May 2020.
3. We agreed with client to move to FM rate upon completion of current well, prior to ending the contract.
4. We have completed the client's program and client has Early Terminated the last well.
5. Discussions are ongoing with the client to adjust the commencement date of this program, expected at the end of Q3/start of Q4, due to COVID-19 considerations.
6. Discussions are ongoing with the client to adjust the commencement date of this program due to COVID-19 considerations.
7. Client terminated contract - effective 12th May 2020.